UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  November 2, 2006

XILINX, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-18548	77-0188631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Logic Drive, San Jose, California	95124
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 559-7778

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

See disclosure under Item 5.02 below for material terms of the employment agreement related to the appointment of a new executive vice president and general manager of Xilinx, Inc. (the “company”).

Item 5.02 (c) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 2, 2006, the company issued a press release announcing the appointment of Iain M. Morris as executive vice president and general manager of the company.  A copy of this press release is furnished as Exhibit 99.1 to this report.

Effective October 31, 2006, the company entered into a letter agreement with Morris related to the terms of his employment as executive vice president and general manager commencing November 6, 2006.  The agreement provides for an initial base salary of $50,000 per month, a target bonus equal to 70% of base salary and the grant of options to purchase 300,000 shares of the company’s common stock exercisable at the fair market value on November 6, 2006.  These options will vest over a four year period.  The letter agreement also provides for a signing bonus of $300,000, payable in two installments, the first in connection with Morris’s first regular pay check and the second on April 1, 2007.  Morris will also receive a guaranteed bonus of $105,000 for each of the third and fourth quarters of fiscal year 2007, payable at the end of the month following the end of each quarter.  The company has also agreed to reimburse Morris for all of his relocation expenses to the San Jose area, grossed up so that any associated taxes and withholdings are paid by the company.  Morris must return the entire portion of his signing bonus and a prorated portion of the relocation expenses if he resigns within the first year of employment. The agreement further provides that if there is a change of control followed by either a termination of Morris’s employment or a successor/assign of the company refuses to assume this agreement, Morris will receive separation benefits including one year’s worth of base salary, one year’s bonus equivalent to 70% of base salary and one year’s worth of medical and dental payments (“Separation Benefits”).  A change of control may arise in the event of a sale or merger of the company, if any person or entity effectively becomes a 50% beneficial owner of the company, or if the company sells, transfers or disposes of all or substantially all of its assets.  The agreement also provides that if Morris is terminated without cause within the first two years of his employment he will be entitled to receive the Separation Benefits previously described plus reimbursement of relocation expenses back to Austin, Texas within six months of his termination date. A copy of the employment agreement is furnished as Exhibit 99.2 to this report.

Item 9.01               Financial Statements and Exhibits:

(d)  Exhibits

Exhibit No.	Description

99.1	Press Release of Xilinx, Inc. dated November 2, 2006.
99.2	Employment agreement with Iain Morris.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XILINX, INC.

Date: November 2, 2006	By:	/s/	Thomas R. Lavelle

Thomas R. Lavelle

Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Xilinx, Inc. dated November 2, 2006.
99.2	Employment agreement with Iain Morris.